Exhibit 99.3

NEWS

Charter Announces Cash Tender Offers for Debt Securities

St. Louis, MO, April 14, 2010 – Charter Communications, Inc. (the "Company") today announced that two of its subsidiaries have each commenced a tender offer to purchase for cash certain of their debt securities.  CCO Holdings, LLC (“CCO Holdings”) has commenced a tender offer to purchase for cash any and all of $800 million aggregate principal amount outstanding of its 8.750% Senior Notes due 2013 (the “2013 Notes”).  Charter Communications Operating, LLC (a subsidiary of CCO Holdings, “Charter Operating” and, together with CCO Holdings, the “Charter Subsidiaries”) has commenced a tender offer to purchase for cash any and all of $770 million aggregate principal amount outstanding of its 8.375% Senior Second Lien Notes due 2014 (the “2014 Notes” and, together with the 2013 Notes, the “Notes”).  Each tender offer is being made pursuant to an Offer to Purchase dated April 14, 2010 and a related Letter of Transmittal.

Issuer	CUSIP Nos.	Title of Security	Consent Time	Tender Offer Consideration (1)	Consent Payment (1)(2)	Total Consideration(1)(2)
CCO Holdings	1248EPAC7	8.750% Senior Notes due 2013	5:00 P.M., EDT, on April 27, 2010	$1,002.50	$30.00	$1,032.50

Charter Operating	U16109AB3 / 161175AD6	8.375% Senior Second Lien Notes due 2014	5:00 P.M., EDT, on April 27, 2010	$1,001.25	$30.00	$1,031.25

(1)   Per $1,000 principal amount of Notes and excluding accrued and unpaid interest, which will be paid in addition to the total consideration or purchase price, as applicable, set forth in this table.
(2)   Per $1,000 principal amount of Notes tendered on or prior to the Consent Time.

In conjunction with each tender offer, the Charter Subsidiaries are soliciting consents to certain proposed amendments to each of the indentures governing the Notes to, among other things, eliminate substantially all of the restrictive covenants and certain events of default, and eliminate or modify related provisions contained in the indenture (the “Proposed Amendments”).

Notes that are validly tendered prior to 5:00 p.m., Eastern Daylight Time (EDT), on April 27, 2010, unless such time is extended by the Company (the “Consent Time”),

and accepted for purchase, will receive the total consideration of (1) $1,032.50 per $1,000 principal amount of 2013 Notes tendered, which includes $1,002.50 as the purchase price and $30.00 as a consent payment; and (2) $1,031.25 per $1,000 principal amount of 2014 Notes tendered, which includes $1,001.25 as the purchase price and $30.00 as a consent payment.

Each tender offer is scheduled to expire at 11:59 p.m. EDT, on May 11, 2010, unless extended or earlier terminated (the “Expiration Date”). Tendered Notes may be withdrawn at any time on or prior to 5:00 p.m. EDT, on April 27, 2010, unless such time is extended by the Company (the “Withdrawal Deadline”).  Any tender of Notes may be validly withdrawn and the corresponding consents may be revoked at any time prior to the Withdrawal Deadline, but not thereafter except to the extent the Charter Subsidiaries are required by applicable law to provide additional withdrawal rights.  Holders may not tender their Notes without delivering their consents to the Proposed Amendments, and holders may not deliver their consents to the Proposed Amendments without tendering their Notes pursuant to the applicable tender offer. Payment for Notes validly tendered and not validly withdrawn on or prior to the applicable Consent Time and accepted for purchase will be made promptly following the applicable Consent Time. Holders of Notes that are validly tendered after the applicable Consent Time and on or prior to the applicable Expiration Date, and accepted for purchase, will receive only the applicable purchase price set forth in the table above and not the applicable consent payment. Payment for Notes validly tendered after the applicable Consent Time and on or prior to the applicable Expiration Date, and accepted for purchase, will be made promptly after the applicable Expiration Date. Accrued interest up to, but not including, the applicable payment date of the Notes will be paid in cash on all validly tendered and accepted Notes.

The Company intends to fund the purchase of the Notes tendered pursuant to the tender offers primarily from the proceeds from a contemplated private placement of new senior notes to be issued by CCO Holdings, borrowings under its senior secured credit facility or cash on hand, or a combination thereof.  If any Notes remain outstanding following the completion of the tender offers, the Company intends, but is not obligated to, promptly redeem such Notes in accordance with the terms of the Notes and the respective indentures.

The consummation of the tender offers for the 2013 Notes and for the 2014 Notes is conditioned upon the timely receipt of consents pursuant to the applicable consent solicitation from the holders of at least a majority of the outstanding aggregate principal amount of the 2013 Notes, and from the holders of at least a majority of the outstanding aggregate principal amount of the 2014 Notes, respectively. In addition, the Charter Subsidiaries’ respective obligation to purchase the applicable Notes pursuant to the tender offers is conditioned upon CCO Holdings’ consummation of the proposed financing arrangements described above, the proceeds of which will be used to fund the purchase of the Notes. Each tender offer is also subject to the satisfaction or waiver of certain other conditions as set forth in the Offer to Purchase in respect of the tender offers.

This announcement is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities with respect to the Notes. The tender offers may only be made pursuant to the terms of the Offer to Purchase and the related Consent and Letter of Transmittal.

           The complete terms and conditions of the tender offers are set forth in an Offer to Purchase that is being sent to holders of the Notes. Holders are urged to read the tender offer documents carefully before making any decision with respect to the tender offers and consent solicitations. Holders of Notes must make their own decisions as to whether to tender their Notes and provide the related consents, and if they decide to do so, the principal amount of the Notes to tender.

Holders may obtain copies of the Offer to Purchase and the related Consent and Letter of Transmittal from the Information Agent for the tender offers, Global Bondholder Services Corporation, at (212) 430-3774 (collect) and (866) 389-1500 (toll free).

Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. are the Dealer Managers and Solicitation Agents for the tender offers and consent solicitations. Questions regarding the tender offers and consent solicitations may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) and (212) 325-5912 (collect) and/or Citigroup Global Markets Inc., at (800) 558-3745 (toll free) and (212) 723-6106 (collect).

Neither the Company, CCO Holdings, Charter Operating, the Dealer Managers and Solicitation Agents, the Information Agent nor any other person makes any recommendation as to whether holders of Notes should tender their Notes or provide the related consents, and no one has been authorized to make such a recommendation.

About Charter

Charter Communications, Inc. (CCMM - OTC Bulletin Board) is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter TVTM video entertainment programming, Charter InternetTM access, and Charter PhoneTM. Charter Business® similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone. Charter's advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.
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Contact:

Media:                                                                Analysts:
Anita Lamont                                                   Mary Jo Moehle
314-543-2215                                                     314-543-2397

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial.  Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations.  Forward-looking statements are inherently subject to risks, uncertainties and assumptions, including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC").  Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity," “preliminary,” and "potential," among others.  Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•	the market for our securities and satisfaction of closing conditions in connection with recently announced financings;

•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services to residential and commercial customers, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition and the difficult economic conditions in the United States;

•
the impact of competition from other distributors, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line ("DSL") providers and competition from video provided over the Internet;

•	general business conditions, economic uncertainty or downturn and the significant downturn in the housing sector and overall economy;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	our ability to adequately deliver customer service;

•	the effects of governmental regulation on our business;

•
the availability and access, in general, of funds to meet our debt obligations, prior to or when they become due, and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) cash flows from operating activities, (iii) access to the capital or credit markets including through new issuances, exchange offers or otherwise, especially given recent volatility and disruption in the capital and credit markets, or (iv) other sources and our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt; and

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.  We are under no duty or obligation to update any of the forward-looking statements after the date of this release.